Rand Logistics, Inc.

RAND LOGISTICS REPORTS FIRST QUARTER FISCAL YEAR 2011 FINANCIAL RESULTS

 Company Posts 27% Increase in Operating Income plus Depreciation and Amortization*

New York, NY – August 10, 2010 – Rand Logistics, Inc. (Nasdaq: RLOG) (“Rand”) today announced financial and operational results for the first quarter of fiscal year 2011, ended June 30, 2010.

Quarter Ended June 30, 2010 Financial Highlights
Versus Quarter Ended June 30, 2009

•
Marine freight revenue (excluding fuel and other surcharges, and outside charter revenue) was $28.4 million, an increase of $4.3 million or 17.6%, from $24.1 million. This increase was attributable to an increase in the number of sailing days, a continued product mix improvement, a stronger Canadian dollar, improved productivity by several vessels and price increases.

•	Marine freight revenue per sailing day increased by $1,292 or 4.9%, to $27,767 from $26,475.

•
Vessel operating expenses per sailing day increased by $3,484 or 17.8%, to $23,096 from $19,612. This increase was primarily attributable to increased fuel costs, increased costs from operating our vessels for 111 additional sailing days and a stronger Canadian dollar.

•	Operating income plus depreciation, amortization and a one-time amendment fee in fiscal 2010 increased by $1.9 million or 26.8%, to $8.8 million versus $6.9 million.

                 * Excludes a one-time loan amendment fee of $436,000 in fiscal 2010.

Management Comments
Scott Bravener, President of Lower Lakes stated, “We experienced an overall increase in demand in our markets during the fiscal first quarter, as compared to the same period last year, when a weakened economy delayed the start of the 2009 sailing season.  A stronger steel industry significantly increased shipments of ore, and to a lesser extent coal and aggregates used by the steel industry in our markets, offset by modest reductions in shipments in our grain and salt markets compared to last year. Overall, we are satisfied with our fiscal first quarter operating performance as we continued to achieve operational improvements within the fleet.  We were, however, disappointed that these improvements were partially offset by a major mechanical incident on one of our vessels.  We incurred approximately $400,000 in excess repair expenses related to this incident. Of greater impact to the quarterly financial performance was the foregone revenue and profit from the affected vessel not operating for approximately 43 days, as well as the inefficiencies created in our trade patterns resulting from our having to substitute other less optimal vessels into the trade routes.”

“With few exceptions, our vessels were operating on April 1, 2010 and our total sailing days for the quarter equaled 1,023 versus a theoretical maximum of 1,092, a substantial increase from the 912 days sailed in the comparable quarter last year. In general, our customer demand and visibility has improved meaningfully as compared with the same period last year, although tonnage volumes for certain of the commodities that we carry are still meaningfully less than the trailing five-year average. We continue to pursue additional long term contractual business which will allow us to further increase vessel utilization and allow for further growth as the economy continues to rebound. Based on current customer demand, we remain confident in our ability to operate our fleet in fiscal 2011 closer to our 3,300 day theoretical maximum as compared to fiscal 2010, which will enable us to continue improving the efficiency of our vessels, Mr. Bravener concluded.”

Outlook
Laurence S. Levy, Chairman and CEO of Rand commented, “We were very pleased to recently announce our plans to convert our last steam powered vessel, the SS Michipicoten, to diesel power. We expect to begin this project in December 2010 and estimate that it will take approximately 120 days to complete. Based on our experience with a similar vessel repowering in 2008, we estimate that this U.S. $15 million investment will generate an annual return on invested funds in the mid teens which significantly exceeds our marginal cost of capital. We are financing this project with a CDN $20 million incremental term loan provided by certain of our existing lenders. As previously stated, subsequent to the repowering of the Michipicoten, we are projecting to generate between $0.90 and $1.00 of free cash flow per share per year, assuming no drastic deterioration in economic conditions. We are currently evaluating a number of potential attractive investment opportunities to deploy capital, and would expect each of these opportunities to allow us to generate unlevered returns in the mid-teens level and therefore would be accretive to the $0.90 to $1.00 free cash flow guidance that we have already presented.”

Rand Logistics, Inc.
Summary Statements of Operations (Unaudited)
(U.S. Dollars 000’s except for Shares and Per Share data)

	Three months ended	Three months ended
	June 30, 2010	June 30, 2009
Revenue
Freight and related revenue	$28,406	$24,145
Fuel and other surcharges	6,364	3,309
Outside voyage charter revenue	2,038	1,797
	36,808	29,251
Expenses
Outside voyage charter fees	2,031	1,786
Vessel operating expenses	23,627	17,886
Repairs and maintenance	44	654
General and administrative	2,351	2,397
Depreciation and amortization of drydock costs and intangibles	2,765	2,995
(Gain) loss on foreign exchange	(14)	47
	30,804	25,765
Operating Income	6,004	3,486

Net income applicable to common stockholders	$2,908	$1,842
Net income per share – basic	$0.22	$0.14
Net income per share – diluted	$0.22	$0.14

Management will host a conference call to discuss the results at 8:30 a.m. EDT on Tuesday, August 10, 2010. Interested parties may participate in the conference call by dialing 877-218-9317 (706-758-6006 for international callers), Conference ID# 92194429. Please dial in 10 minutes before the call is scheduled to begin.

A telephonic replay of the conference call may be accessed approximately two hours after the completion of the call through October 10, 2010. Dial 800-642-1687 (706-645-9291 for international callers), Conference ID# 92194429, to access the phone replay.

The conference call will be webcast simultaneously on the Rand Logistics, Inc. website at www.randlogisticsinc.com/presentations.html.  The webcast replay will be archived for 12 months.

Forward-Looking Statements
This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements.  Important factors that contribute to such risks include, but are not limited to, the effect of the economic downturn in our markets; the weather conditions on the Great Lakes; and our ability to maintain and replace our vessels as they age.

For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Rand’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on June 16, 2010.

About Rand Logistics
Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of ten self-unloading bulk carriers, including eight River Class vessels and one River Class integrated tug/barge unit, and three conventional bulk carriers, of which one is operated under a contract of affreightment.  The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company’s vessels operate under the U.S. Jones Act – which reserves domestic waterborne commerce to vessels that are U.S. owned, built and crewed, – and the Canada Marine Act – which requires only Canadian registered and crewed ships to operate between Canadian ports.

CONTACT: Rand Logistics, Inc. Laurence S. Levy, Chairman & CEO Edward Levy, President (212) 644-3450	-OR-	INVESTOR RELATIONS COUNSEL: Lesley Snyder (212) 863-9413 LSnyder@randlogisticsinc.com

###

Rand Logistics, Inc.
Consolidated Statements of Operations (Unaudited)
(U.S. Dollars 000’s except for Shares and Per Share data)

	Three months ended	Three months ended
	June 30, 2010	June 30, 2009
REVENUE
Freight and related revenue	$28,406	$24,145
Fuel and other surcharges	6,364	3,309
Outside voyage charter revenue	2,038	1,797
TOTAL REVENUE	36,808	29,251

EXPENSES
Outside voyage charter fees	2,031	1,786
Vessel operating expenses	23,627	17,886
Repairs and maintenance	44	654
General and administrative	2,351	2,397
Depreciation	1,784	2,008
Amortization of drydock costs	690	578
Amortization of intangibles	291	409
(Gain) loss on foreign exchange	(14)	47
	30,804	25,765
OPERATING INCOME	6,004	3,486

OTHER (INCOME) AND EXPENSES
Interest expense	1,289	1,429
Interest income	(16)	(1)
Loss (gain) on interest rate swap contracts	299	(1,273)
	1,572	155

INCOME BEFORE INCOME TAXES	4,432	3,331
PROVISION FOR INCOME TAXES
Current	76	-
Deferred	907	1,046
	983	1,046
NET INCOME BEFORE PREFERRED STOCK DIVIDENDS	3,449	2,285
PREFERRED STOCK DIVIDENDS	541	443
NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS	$2,908	$1,842

Net income per share basic	$0.22	$0.14
Net income per share diluted	$0.22	$0.14
Weighted average shares basic	13,442,597	12,890,927
Weighted average shares diluted	15,861,952	12,890,927

Rand Logistics, Inc.
Consolidated Balance Sheets (Unaudited)
 (U.S. Dollars 000’s except for Shares and Per Share data)

	June 30,	March 31,
	2010	2010
ASSETS
CURRENT
Cash and cash equivalents	$2,269	$943
Accounts receivable	18,645	3,922
Prepaid expenses and other current assets	4,468	3,506
Income taxes receivable	-	159
Deferred income taxes	441	262
Total current assets	25,823	8,792

PROPERTY AND EQUIPMENT, NET	93,829	98,479
DEPOSITS ON PURCHASE OF EQUIPMENT	846	-
LOAN TO EMPLOYEE	250	250
OTHER ASSETS	569	541
DEFERRED INCOME TAXES	7,197	8,583
DEFERRED DRYDOCK COSTS, NET	6,245	7,129
INTANGIBLE ASSETS, NET	13,110	14,000
GOODWILL	10,193	10,193

Total assets	$158,062	$147,967
LIABILITIES
CURRENT
Bank indebtedness	$13,514	$-
Accounts payable	5,523	7,864
Accrued liabilities	11,703	11,085
Interest rate swap contracts	2,540	2,298
Income taxes payable	290	266
Deferred income taxes	91	-
Current portion of long-term debt	4,579	4,728
Total current liabilities	38,240	26,241
LONG-TERM DEBT	54,947	57,924
OTHER LIABILITIES	238	238
DEFERRED INCOME TAXES	11,300	12,086

Total liabilities	104,725	96,489
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value, Authorized 1,000,000 shares, Issued and outstanding 300,000 shares	14,900	14,900
Common stock, $.0001 par value, Authorized 50,000,000 shares, Issuable and outstanding 13,447,864 shares	1	1
Additional paid-in capital	64,265	63,906
Accumulated deficit	(25,513)	(28,421)
Accumulated other comprehensive income (loss)	(316)	1,092

Total stockholders’ equity	53,337	51,478

Total liabilities and stockholders’ equity	$158,062	$147,967

###

5